Exhibit 23.01

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

VERITAS Software Corporation:

      We consent to incorporation by reference in the registration statements (Nos. 333-89258, 333-89252, 333-76822, 333-68422, 333-57882, 333-38460, 333-86179, 333-79841, and 333-25927) on Form S-8 and in the registration statement (No. 333-80851) on Form S-3 of VERITAS Software Corporation of our report dated January 27, 2003, except for Note 20, which is as of March 14, 2003, with respect to the consolidated balance sheets of VERITAS Software Corporation as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the Form 8-K of VERITAS Software Corporation filed on or about March 17, 2003.

      Our report dated January 27, 2003, except for Note 20, which is as of March 14, 2003, contains an explanatory paragraph that refers to the Company’s adoption of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” effective January 1, 2002 and to a restatement of the consolidated financial statements as of and for the year ended December 31, 2001.

/s/ KPMG LLP

Mountain View, California

March 17, 2003